                      WELLS FARGO & COMPANY

                   DIRECTORS' RETIREMENT PLAN

   I.  PURPOSE OF THE PLAN

       The purpose of this Plan is to improve the ability of Wells Fargo & Company (the "Company") to attract, retain and motivate capable individuals who will serve as Directors and who will contribute to the success of the Company, to recognize the value of Directors' past, present and future service to the Company, and to compensate Directors for their availability after retirement as a resource to the Company.

  II.  EFFECTIVE DATE:

       January 1, 1988.

 III.  ADMINISTRATION OF THE PLAN

       The Plan will be administered by the Company's Board of Directors ("Board") or its delegate, which will have sole authority to interpret and construe the provisions of the Plan and to adopt rules and regulations for administering the Plan. Decisions of the Board or its delegate will be final and binding on all parties who have an interest in the Plan.

  IV.  ELIGIBILITY

       Any member of the Company's Board of Directors who is not a full-time employee of the Company or one of its subsidiaries ("Outside Director") and who has served in such capacity for at least five years will be eligible to participate in this Plan.

   V.  RETIREMENT BENEFITS

       A Director who is a participant in the Plan will be entitled to an annual retirement benefit equal to the annual retainer in effect for Outside Directors at the time he or she retires from the Board (not including any additional retainer paid for holding the position of member or chairman of a Board committee), payable for the lesser of ten years or the number of full years of service as an Outside Director. Payment will commence on any date following retirement elected by the participant, but not earlier than the date the participant attains age 65. If a participant is an Outside Director on January 1, 1988, the election must be filed by March 31, 1988. If a participant first becomes an Outside
Director after January 1, 1988, the election must be filed within 90 days of the date he or she becomes an Outside Director. If no election is filed, payment will commence on the later of the date the participant retires or the date the participant attains age 65.

  VI.  SURVIVOR BENEFITS

       In the event of the death of a participant prior to retirement, the participant's designated beneficiary will receive an annual benefit equal to the annual benefit to which the participant would have been entitled if the participant had retired on the date of his or her death, payable for the lesser of ten years or the number of full years of service as an Outside Director. Payment of the survivor benefit will commence the month following the Director's death. However, a Director may elect for benefits to commence on any date following his or her death. If participant is an Outside Director on January 1, 1988, any such election must be filed by March 31, 1988. If a participant first becomes an Outside Director after January 1, 1988, the election must be filed within 90 days of the date he or she becomes an Outside Director.

 VII.  GENERAL PROVISIONS

       (A) The obligation to pay retirement or survivor benefits will at all times be an unfunded and unsecured obligation of the Company. The Company will not establish any trust, escrow arrangement or other fiduciary relationship for the purpose of segregating funds for the payment of such retirement or survivor benefits, nor will the Company be under any obligation to invest any portion of its general assets in mutual funds, stocks, bonds, securities or other similar investments in order to accumulate funds for the satisfaction of its obligations under the Plan. The participant and his beneficiary must look solely and exclusively to the general assets of the Company for the payment of the participant's benefits.

     (B) The Board may at any time amend, suspend or terminate the Plan; provided, however, that such action may not adversely affect rights previously vested and non-forfeitable under the Plan.

     (C) A participant will have no right to alienate, pledge or encumber his interest in his or her benefits, nor will such benefits be subject in any way to the claims of a participant's creditors or to attachment, execution or other process of law.

     (D) In the event of a participant's death following retirement, the balance of his or her retirement benefits, if any, will be paid to the participant's designated beneficiary or, in the absence of such designation, in accordance with the participant's will or the laws of descent and distribution. In the event of a beneficiary's death, the balance of his or her benefits, if any, will be paid in accordance with the beneficiary's will or the laws of descent and distribution. A participant may from time to time revoke his or her beneficiary designation and file a new beneficiary designation with the Board. All beneficiary designations must be on the form prescribed by the Board or its delegate.